Exhibit 99.1

FOR IMMEDIATE RELEASE

VitalWorks Names New Directors and Executive Officers

Contact:
Missy Fritchley, VitalWorks Investor Relations
203.894.3241, missyfritchley@vitalworks.com

RIDGEFIELD, CT, March 9, 2001 – InfoCure Corporation, doing business as VitalWorks, (“VitalWorks”, Nasdaq:VWKS), a leader in healthcare practice management software and services, today announced a new executive team and the addition of five new members to its board of directors. Following the spin-off of PracticeWorks Inc., on Monday, the company appointed Joseph Walsh as its president & CEO, Stephen Kahane, vice chairman & chief strategy officer, and Michael Manto, executive vice president, and named each as members of its board of directors. VitalWorks also appointed independent directors Kenneth Adams, retired, former president of SunGard Healthcare Systems Inc. and Stephen DeNelsky, founder and managing partner of Sapphire Capital Management LLC. The new members bring a wealth of healthcare IT and business software experience and insight, and integrity to VitalWorks. They join Frederick Fine, the company’s former president & CEO, now its newly appointed chairman & senior advisor.

From 1984 to his retirement in 1998, Ken Adams, 65, was with SunGard Data Systems Inc. (NYSE:SDS), a global leader in integrated information-technology solutions, principally proprietary software and application services to the financial services industry; and provider of workflow management systems that increase efficiency and flexibility in managing healthcare insurance organizations. Adams served as president of three distinct businesses of SunGard; most recently he was president of SunGard Healthcare Systems Inc.

Steve DeNelsky, 33, is the managing partner of Sapphire Capital Management LLC, a New York-based investment fund. Prior to founding Sapphire, Steve was a senior research analyst in Credit Suisse First Boston’s Health Care Equity Research Group. Steve’s primary coverage areas were the Health Care Information Technology and e-health sectors. Steve has been a senior equity analyst covering the HCIT industry for over five years and has been working with health care companies for over nine years.

Joe Walsh, 41, served as president & CEO of Micro-Designs Software Corporation from 1987 to 2000, a healthcare practice management software company specializing in oral and maxillofacial, and plastic surgery practices. VitalWorks acquired Micro-Designs in 1998. From 2000 to the spin-off of PracticeWorks, Walsh was president of the VitalWorks division of InfoCure.

Steve Kahane, M.D., 42, was president & CEO of Datamedic Holding Corp., a practice management software and clinical systems company specializing in ophthalmology and oncology practices. Datamedic was acquired by VitalWorks in November 1999.

From 1991 to 2000, Mike Manto, 42, was with Hyperion Solutions Corporation, a publicly traded, multinational, business software company, where he served as vice president & corporate controller. He also served as interim chief financial officer of Hyperion Software Corporation. Prior to joining Hyperion, Manto, a certified public accountant, was with Ernst & Young.

In connection with the spin-off of PracticeWorks, Richard Perlman, now chairman of PracticeWorks Inc. (AMEX:PRW), James Price, PracticeWorks’ president & CEO, James Elliott, retired president of GE Network Services, and Raymond Welsh, senior vice president of PaineWebber Inc., each resigned his position as a director and officer of InfoCure Corporation.

About VitalWorks

VitalWorks is a leading, nationwide provider of information management technology and services targeted to healthcare practices that operate in a variety of specialties, including anesthesiology, dermatology, emergency medicine, pathology, ophthalmology, radiology and enterprise-wide medical entities. The company’s wide range of technological solutions automate the administrative, financial and clinical information management functions for doctors and other healthcare providers. VitalWorks provides its customers with ongoing software services, training and electronic data interchange (EDI) services. Visit VitalWorks at www.vitalworks.com.

VitalWorks’ Safe Harbor Statement

Certain statements in this release, and other written or oral statements made by or on behalf of us, are “forward-looking statements’’ within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are operating VitalWorks and PracticeWorks as independent public companies following the spin-off; uncertainties concerning each company’s future capital needs and the ability to obtain such capital; possible deferral, delay or cancellation by customers of computer system purchase decisions; variations in the volume and timing of systems sales and installations; possible delays in product development; changing economic, political and regulatory influences on the healthcare industry; changes in product pricing policies; general economic conditions; and the risk factors detailed from time to time in InfoCure’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. Management believes that these forward-looking statements are reasonable and that the projections contained in this release are based on reasonable assumptions and forecasts; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

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VitalWorks is a registered trademark of InfoCure Corporation. Subject to shareholder approval, InfoCure will change its name to VitalWorks. All other trademarks and company names mentioned are the property of their respective owners.